UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Hinge Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-1884841
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

455 Market Street, Suite 700 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.00001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-285682

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock, par value $0.00001 per share, of Hinge Health, Inc. (the “Company”) to be registered hereunder is set forth under the section titled “Description of Capital Stock” in the prospectus that constitutes a part of the Company’s Registration Statement on Form S-1 (File No. 333-285682), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 10, 2025 (as subsequently amended by any amendments or supplements, the “Registration Statement”), and in any form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, and any form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hinge Health, Inc.

Date: May 19, 2025	By:	/s/ Daniel Perez
	Name:	Daniel Perez
	Title:	Chief Executive Officer